PROMISSORY NOTE

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$1,853,900.00	06-28-2021	06-28-2036	552295103			RMS	

References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item. Any item above containing "***" has been omitted due to text length limitations.

Borrower: BTND, LLC
405 Main Avenue W, Suite 2D
West Fargo, ND 58078

Lender: 21st Century Bank
2335 Highway 36 W, Suite 202
Roseville, MN 55113
(763) 378-2178

Principal Amount: $1,853,900.00

Date of Note: June 28, 2021

PROMISE TO PAY. BTND, LLC ("Borrower") promises to pay to 21st Century Bank ("Lender"), or order, in lawful money of the United States of America, the principal amount of One Million Eight Hundred Fifty-three Thousand Nine Hundred & 00/100 Dollars ($1,853,900.00), together with interest on the unpaid principal balance from June 28, 2021, until paid in full.

PAYMENT. Subject to any payment changes resulting from changes in the Index, Borrower will pay this loan in accordance with the following payment schedule, which calculates interest on the unpaid principal balances as described in the "INTEREST CALCULATION METHOD" paragraph using the interest rates described in this paragraph: 120 monthly consecutive principal and interest payments in the initial amount of $13,253.61 each, beginning July 28, 2021, with interest calculated on the unpaid principal balances using an interest rate of 3.450%; 59 monthly consecutive principal and interest payments in the initial amount of $13,436.58 each, beginning July 28, 2031, with interest calculated on the unpaid principal balances using an interest rate based on the base rate on corporate loans posted by at least 70% of the 10 largest U.S. Banks, known as the Wall Street Journal U.S. Prime Rate (currently 3.250%), plus a margin of 0.750 percentage points, the sum rounded to the nearest 0.125, adjusted if necessary for the minimum and maximum rate limitations for this loan, resulting in an initial interest rate of 4.000%; and one principal and interest payment of $13,436.90 on June 28, 2036, with interest calculated on the unpaid principal balances using an interest rate based on the base rate on corporate loans posted by at least 70% of the 10 largest U.S. Banks, known as the Wall Street Journal U.S. Prime Rate (currently 3.250%), plus a margin of 0.750 percentage points, the sum rounded to the nearest 0.125, adjusted if necessary for the minimum and maximum rate limitations for this loan, resulting in an initial interest rate of 4.000%. This estimated final payment is based on the assumption that all payments will be made exactly as scheduled and that the Index does not change; the actual final payment will be for all principal and accrued interest not yet paid, together with any other unpaid amounts under this Note. Unless otherwise agreed or required by applicable law, payments will be applied first to any late charges; then to any escrow or reserve account payments as required under any mortgage, deed of trust, or other security instrument or security agreement securing this Note; then to any accrued unpaid interest; then to principal; and then to any unpaid collection costs. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. All payments must be made in U.S. dollars and must be received by Lender consistent with any written payment instructions provided by Lender. If a payment is made consistent with Lender's payment instructions but received after 5:00 PM CST, Lender will credit Borrower's payment on the next business day.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an independent index which is the base rate on corporate loans posted by at least 70% of the 10 largest U.S. Banks, known as the Wall Street Journal U.S. Prime Rate (the "Index"). The Index is not necessarily the lowest rate charged by Lender on its loans. If Lender determines, in its sole discretion, that the Index for this Note has become unavailable or unreliable, either temporarily, indefinitely, or permanently, during the term of this Note, Lender may amend this Note by designating a substantially similar substitute index. Lender may also amend and adjust any margin corresponding to the index being substituted to accompany the substitute index. Margins corresponding to the index are described in the "Payments" section. The change to the margin may be a positive or negative value, or zero. In making these amendments, Lender may take into consideration any then-prevailing market convention for selecting a substitute index and margin for the specific index that is unavailable or unreliable. Such an amendment to the terms of this Note will become effective and bind Borrower 10 business days after Lender gives written notice to Borrower without any action or consent of the Borrower. Lender will tell Borrower the current Index rate upon Borrower's request. The interest rate change will not occur more often than each ten years. Borrower understands that Lender may make loans based on other rates as well. **The Index currently is 3.250% per annum.** The interest rate or rates to be applied to the unpaid principal balance during this Note will be the rate or rates set forth herein in the "Payment" section. Notwithstanding any other provision of this Note, after the first payment stream, the interest rate for each subsequent payment stream will be effective as of the due date of the last payment in the just-ending payment stream. NOTICE: Under no circumstances will the interest rate on this Note be less than 3.450% per annum or more than the maximum rate allowed by applicable law. Whenever increases occur in the interest rate, Lender, at its option, may do one or more of the following: (A) increase Borrower's payments to ensure Borrower's loan will pay off by its original final maturity date, (B) increase Borrower's payments to cover accruing interest, (C) increase the number of Borrower's payments, and (D) continue Borrower's payments at the same amount and increase Borrower's final payment.

INTEREST CALCULATION METHOD. Interest on this Note is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this Note is computed using this method.

PREPAYMENT PENALTY. Upon prepayment of this Note, Lender is entitled to the following prepayment penalty: 1) The pre-payment occurs on the date of, or prior to the third anniversary date of the loan closing, the pre-payment penalty will equal 3% of the principal amount pre-paid.
2) If the pre-payment occurs after the third anniversary date, but on or before the sixth anniversary date of this loan closing, the pre-payment penalty will equal 2% of the principal amount pre-paid.
3) If the pre-payment occurs after the sixth anniversary date, but on or before the tenth anniversary date of this loan closing, the pre-payment penalty will equal 1% of the principal amount pre-paid.
Except for the foregoing, Borrower may pay all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due and may result in Borrower's making fewer payments. Borrower agrees not to send Lender payments marked "paid in full", "without recourse", or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. **All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: 21st Century Bank, 2335 Highway 36 W, Suite 202 Roseville, MN 55113.**

PRIMARY DEPOSIT RELATIONSHIP. BTNDDQ L.L.C. will maintain its general operating and depository accounts with Lender during the term of the loan. In the event of non-compliance with this condition, the interest rate of the loan may be increased by 0.50% until the condition is cured.

LATE CHARGE. If a payment is 11 days or more late, Borrower will be charged 5.000% of the unpaid portion of the regularly scheduled

payment.

INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, the interest rate on this Note shall be increased to 19.000%. However, in no event will the interest rate exceed the maximum interest rate limitations under applicable law.

DEFAULT. Each of the following shall constitute an event of default ("Event of Default") under this Note:

Payment Default. Borrower fails to make any payment when due under this Note.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default in Favor of Third Parties. Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the related documents.

Environmental Default. Failure of any party to comply with or perform when due any term, obligation, covenant or condition contained in any environmental agreement executed in connection with any loan.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Death or Insolvency. The dissolution of Borrower (regardless of whether election to continue is made), any member withdraws from Borrower, or any other termination of Borrower's existence as a going business or the death of any member, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any Guarantor of any of the indebtedness or any Guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note.

Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.

Insecurity. Lender in good faith believes itself insecure.

Cure Provisions. If any default, other than a default in payment, is curable and if Borrower has not been given a notice of a breach of the same provision of this Note within the preceding twelve (12) months, it may be cured if Borrower, after Lender sends written notice to Borrower demanding cure of such default: (1) cures the default within thirty (30) days; or (2) if the cure requires more than thirty (30) days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance under this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

ATTORNEYS' FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's reasonable attorneys' fees and Lender's legal expenses, whether or not there is a lawsuit, including reasonable attorneys' fees, expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.

JURY WAIVER. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.

GOVERNING LAW. This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Minnesota without regard to its conflicts of law provisions. This Note has been accepted by Lender in the State of Minnesota.

CHOICE OF VENUE. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Cass County, State of North Dakota.

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $35.00 if Borrower makes a payment on Borrower's loan and the check or preauthorized charge with which Borrower pays is later dishonored.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower's accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts, and, at Lender's option, to administratively freeze all such accounts to allow Lender to protect Lender's charge and setoff rights provided in this paragraph.

COLLATERAL. Borrower acknowledges this Note is secured by the following collateral described in the security instruments listed herein:

(A) a Mortgage dated June 28, 2021, to Lender on real property described as "Real Property located at 1320 E Main Avenue, Bismarck, ND 58501" and located in Burleigh County, State of North Dakota.

(B) an Assignment of All Rents to Lender on real property described as "Real Property located at 1320 E Main Avenue, Bismarck, ND 58501" and located in Burleigh County, State of North Dakota.

(C) a Mortgage to Lender on real property described as "Real Property located at 2651 Demers Avenue, Grand Forks, ND 58201" and located in Grand Forks County, State of North Dakota.

(D) a Mortgage to Lender on real property described as "Real Property located at 1900 Main Avenue, Fargo, ND 58103" and located in Cass County, State of North Dakota.

(E) a Mortgage to Lender on real property described as "Real Property located at 1520 S Broadway, Minot, ND 58701" and located in Ward County, State of North Dakota.

(F) a Mortgage dated June 28, 2021, to Lender on real property described as "Real Property located at 200 S Lewis Avenue, Sioux Falls, SD 57103" and located in Minnehaha County, State of South Dakota.

(G) an Assignment of All Rents to Lender on real property described as "Real Property located at 200 S Lewis Avenue, Sioux Falls, SD 57103" and located in Minnehaha County, State of South Dakota.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower's heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. In addition, Lender shall have all the rights and remedies provided in the related documents or available at law, in equity, or otherwise. Except as may be prohibited by applicable law, all of Lender's rights and remedies shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Borrower shall not affect Lender's right to declare a default and to exercise its rights and remedies. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

SECTION DISCLOSURE. To the extent not preempted by federal law, this loan is made under Minnesota Statutes, Section 48.195.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:

BTND, LLC

BT BRANDS, INC., Sole Member of BTND, LLC

By: ______________________________
Gary Copperud, Chief Executive Officer of BT Brands, Inc.

LENDER:

21ST CENTURY BANK

X ______________________________
Ryan M. Sundeen, Senior Vice President